SUB-ITEM 77Q1(e)

DREYFUS BNY MELLON FUNDS, INC.

The Management Agreement between The Dreyfus Corporation ("Dreyfus") and Dreyfus BNY Mellon Funds, Inc., on behalf of Dreyfus Global Emerging Markets Fund ("DGEMF"), Dreyfus Emerging Markets Debt U.S. Dollar Fund, and Dreyfus Yield Enhancement Strategy Fund, dated December 17, 2013, amended as of May 1, 2017, is incorporated by reference to Exhibit (d)(1) of Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A, filed on May 10, 2017.

The Sub-Investment Advisory Agreement between Dreyfus and Newton Investment Management (North America) Limited ("Newton"), relating to DGEMF, dated December 17, 2013, amended as of May 1, 2017, is incorporated by reference to Exhibit (d)(3) of Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A, filed on May 10, 2017.

The Sub-Investment Advisory Agreement between Dreyfus and Dalton Investments LLC relating to Dreyfus Select Managers Long/Short Fund, dated April 27, 2017 is incorporated by reference to Exhibit (d)(11) of Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A, filed on May 10, 2017.

The Sub-Investment Advisory Agreement between The Dreyfus Corporation and Longhorn Capital Partners, L.P. relating to Dreyfus Select Managers Long/Short Fund, dated April 27, 2017 is incorporated by reference to Exhibit (d)(12) of Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A, filed on May 10, 2017.